EXHIBIT 99.1

PROS HOLDINGS, INC. REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

•Subscription revenue of $51.8 million, up 17% year-over-year.
•Subscription gross margin of 73% and non-GAAP subscription gross margin of 77%, up over 500 basis points year-over-year.

HOUSTON – November 1, 2022 — PROS Holdings, Inc. (NYSE: PRO), the CFO’s best-kept secret for profitable growth, today announced financial results for the third quarter ended September 30, 2022.

“I’m proud of our team for delivering 17% subscription revenue growth along with strong improvements to profitability in the quarter,” stated CEO Andres Reiner. “Year-to-date we more than doubled our deal count as compared to last year; the momentum we’re seeing in our business reflects the unique value proposition of the PROS Platform which generates significant revenue uplift and margin improvements for our customers, fueling profitable growth.”

Third Quarter 2022 Financial Highlights

Key financial results for the third quarter 2022 are shown below. Throughout this press release all dollar figures are in millions, except net loss per share. Unless otherwise noted, all results are on a reported basis and are compared with the prior-year period.

	GAAP			Non-GAAP
	Q3 2022	Q3 2021	Change	Q3 2022	Q3 2021	Change
Revenue:
Total Revenue	$70.3	$62.7	12%	n/a	n/a	n/a
Subscription Revenue	$51.8	$44.1	17%	n/a	n/a	n/a
Subscription and Maintenance Revenue	$58.8	$52.6	12%	n/a	n/a	n/a
Profitability:
Gross Profit	$42.7	$36.6	17%	$45.3	$38.0	19%
Operating Loss	$(16.2)	$(15.8)	$(0.4)	$(3.3)	$(6.3)	$3.0
Net Loss	$(13.9)	$(17.5)	$3.7	$(2.9)	$(5.9)	$3.1
Net Loss Per Share	$(0.31)	$(0.39)	$0.08	$(0.06)	$(0.13)	$0.07
Adjusted EBITDA	n/a	n/a	n/a	$(2.2)	$(4.4)	$2.3
Cash:
Net Cash Used in Operating Activities	$(9.0)	$(8.2)	$(0.8)	n/a	n/a	n/a
Free Cash Flow	n/a	n/a	n/a	$(9.1)	$(8.5)	$(0.5)

The attached table provides a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP metrics.

Recent Business Highlights

•Welcomed new customers who are adopting PROS solutions such as ABB, GE Healthcare, Phillips Pet Food, Rapido Group, Summit Electric Supply, and Vistara, among others.

•Published our customer value assessment results on pros.com, highlighting that our solutions generate for our customers, on average, 8% revenue uplift, 200 basis points of margin improvement, and 67% improvement in efficiency gain.

•Extended our digital offer marketing solutions with the launch of the EveryMundo Marketplace, an application store that connects third party developers building eCommerce applications on the EveryMundo platform to enterprise customers.

•Launched buildwith.pros.com, our new developer portal, to give customers and partners access to our library of PROS APIs empowering them to integrate with and embed PROS data, insights, and services within enterprise applications, decreasing development time and accelerating time-to-market. Learn more by watching this YouTube video.

•Awarded the 2022 International Business Stevie Award for Artificial Intelligence and Machine Learning Solutions, in recognition of PROS industry-leading solutions that process over two trillion transactions per year and drive significant, measurable ROI by powering businesses of any size to automate smart decision-making.

Financial Outlook

PROS currently anticipates the following based on an estimated 45.5 million basic weighted average shares outstanding for the fourth quarter of 2022 and a 22% non-GAAP estimated tax rate for the fourth quarter and full year 2022. For the full year 2022, we are raising our guidance for total revenue, subscription revenue, and adjusted EBITDA.

	Q4 2022 Guidance	v. Q4 2021 at Mid-Point	Full Year 2022 Guidance	v. Prior Year at Mid-Point
Total Revenue	$68.5 to $69.5	6%	$273.75 to $274.75	9%
Subscription Revenue	$52.1 to $52.6	11%	$203.0 to $203.5	14%
ARR	n/a	n/a	$246.0 to $250.0	9%
Subscription ARR	n/a	n/a	$224.0 to $228.0	16%
Non-GAAP Loss Per Share	$(0.14) to $(0.11)	$0.04	n/a	n/a
Adjusted EBITDA	$(5.2) to $(4.2)	$1.7	$(22.5) to $(21.5)	$2.8
Free Cash Flow	n/a	n/a	$(25.0) to $(21.0)	$(2.8)
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Tuesday, November 1, 2022, at 4:45 p.m. EDT to discuss the Company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll-free) or 1-201-689-8470. The live and archived webcasts of this call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

A telephone replay will be available until Tuesday, November 15, 2022, 11:59 PM EDT at 1-844-512-2921 (toll-free) or 1-412-317-6671 using the pass code 13733111.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is your company’s best-kept secret for profitable growth. Viewed as a market-leader by both Gartner and IDC for its CPQ and price optimization capabilities, PROS advanced AI delivers results to the world’s top brands including Cargill, Etihad, Honeywell, HP, Lenovo, Lufthansa, Siemens and more. With more than 30 million AI models, PROS award winning AI is the driving force in processing more than 2 trillion transactions per year. PROS customers report up to 96% efficiency gain, up to 5% margin improvement and up to 20% revenue lift, according to a recent ROI study. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about macroeconomic conditions, the impact of the coronavirus (COVID-19) pandemic; our financial outlook; expectations; ability to achieve future growth and profitability; management's confidence and optimism; positioning; customer successes; demand for our software solutions; pipeline; business expansion; revenue; subscription revenue; ARR; non-GAAP loss per share; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) the impact of the COVID-19 pandemic, such as the scope and duration of the outbreak, including variants, and, among other effects, the timeframe for recovery of the travel industry, (b) cyberattacks, data breaches and breaches of security measures within our products, systems and infrastructure or products, systems and infrastructure of third parties upon whom we rely, (c) increasing business from customers and maintaining subscription renewal rates, (d) managing our growth effectively, (e) disruptions from our third party data center, software, data, and other unrelated service providers, (f) implementing our solutions, (g) cloud operations, (h) intellectual property and third-party software, (i) acquiring and integrating businesses and/or technologies, (j) catastrophic events, (k) operating globally, including economic and commercial disruptions, (l) potential downturns in sales and lengthy sales cycles, (m) software innovation, (n) competition, (o) market acceptance of our software innovations, (p) maintaining our corporate culture, (q) personnel risks including loss of any key employees and competition for talent, (r) expanding and training our direct and indirect sales force, (s) evolving data privacy, cyber security and data localization laws, (t) our debt repayment obligations, (u) the timing of revenue recognition and cash flow from operations, (v) migrating customers to our latest cloud solutions, and (w) returning to profitability. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain non-GAAP financial measures, including non-GAAP gross profit and margin, non-GAAP loss from operations or non-GAAP operating loss, annual recurring revenue, adjusted EBITDA, free cash flow, non-GAAP tax rate, non-GAAP net loss, and basic earnings (loss) per share or non-GAAP net loss per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud transition. Non-GAAP gross margin can be compared to gross margin which can be calculated from the condensed consolidated statements of loss by dividing gross profit by total revenue. Non-GAAP gross margin is similarly calculated but first adds back to gross profit the portion of certain of the non-GAAP adjustments described below attributable to cost of revenue. Non-GAAP subscription margin can be compared to subscription margin which can be calculated from the condensed consolidated statements of loss by dividing subscription gross profit (subscription revenue minus subscription cost) by subscription revenue. Non-GAAP subscription margin is similarly calculated but first subtracts out from subscription cost the portion of certain of the non-GAAP adjustments described below attributable to cost of subscription. These items and amounts are presented in the Supplemental Schedule of Non-GAAP Financial Measures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP loss from operations, annual recurring revenue, non-GAAP loss per share, adjusted EBITDA, free cash flow, non-GAAP tax rates, and calculated billings (collectively the "non-GAAP financial measures") as follows:

Non-GAAP loss from operations: Non-GAAP loss from operations excludes the impact of share-based compensation, amortization of acquisition-related intangibles and severance. Non-GAAP loss from operations excludes the following items from non-GAAP estimates:
•Share-Based Compensation: Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.
•Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•Severance: Severance costs relate to the separation of our Chief Operations Officer in Q1 2022 and costs related to other internal role consolidations. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
Non-GAAP loss per share: Non-GAAP net loss excludes the items listed above as excluded from non-GAAP loss from operations and also excludes amortization of debt issuance costs, gain on equity investment and the taxes related to these items and the items excluded from non-GAAP loss from operations. Estimates of non-GAAP loss per share are calculated by dividing estimates for non-GAAP loss by our estimate of weighted average shares outstanding for the future period. In addition to the items listed above as excluded from non-GAAP loss from operations, non-GAAP net loss excludes the following items from non-GAAP estimates:
•Amortization of Debt Issuance Costs: Amortization of debt issuance costs are related to our convertible notes. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Gain on Equity Investment: Gain on equity investment relate to an observable price change for an equity investment without a readily determinable fair value identified during the quarter ended September 30, 2022. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue, including contracts with a future start date, together with annualized overage fees incurred above contracted minimum transactions, and excluding perpetual and term license agreements recognized as license revenue in accordance with GAAP. ARR should be viewed independently of revenue and any other GAAP measure. Subscription ARR is calculated in the same manner, but excludes maintenance and support ARR.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net loss before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of stock-based compensation cost, severance, amortization of acquisition-related intangibles, depreciation and amortization and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net loss as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by (used in) operating activities, less capital expenditures (excluding expenditures for PROS new headquarters), purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.
Calculated Billings: Calculated billings is defined as total subscription, maintenance and support revenue plus the change in recurring deferred revenue in a given period.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Belinda Overdeput
713-335-5879
ir@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$206,824	$227,553
Trade and other receivables, net of allowance of $529 and $1,206, respectively	45,918	40,581
Deferred costs, current	5,946	5,772
Prepaid and other current assets	11,706	9,623
Total current assets	270,394	283,529
Property and equipment, net	26,128	30,958
Operating lease right-of-use assets	18,096	25,732
Deferred costs, noncurrent	8,606	9,510
Intangibles, net	19,825	27,618
Goodwill	106,751	108,133
Other assets, noncurrent	11,092	9,003
Total assets	$460,892	$494,483
Liabilities and Stockholders’ (Deficit) Equity:
Current liabilities:
Accounts payable and other liabilities	$6,926	$4,034
Accrued liabilities	13,389	12,631
Accrued payroll and other employee benefits	24,630	31,994
Operating lease liabilities, current	7,135	8,457
Deferred revenue, current	109,262	97,713
Total current liabilities	161,342	154,829
Deferred revenue, noncurrent	6,929	8,553
Convertible debt, net, noncurrent	289,406	288,287
Operating lease liabilities, noncurrent	29,898	38,034
Other liabilities, noncurrent	999	1,196
Total liabilities	488,574	490,899
Stockholders' (deficit) equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 50,002,828 and 49,201,265 shares issued, respectively; 45,322,105 and 44,520,542 shares outstanding, respectively	50	49
Additional paid-in capital	581,819	546,693
Treasury stock, 4,680,723 common shares, at cost	(29,847)	(29,847)
Accumulated deficit	(573,551)	(508,652)
Accumulated other comprehensive loss	(6,153)	(4,659)
Total stockholders’ (deficit) equity	(27,682)	3,584
Total liabilities and stockholders’ (deficit) equity	$460,892	$494,483

PROS Holdings, Inc.
Condensed Consolidated Statements of Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription	$51,763	$44,119	$150,914	$130,991
Maintenance and support	7,071	8,477	22,175	26,721
Total subscription, maintenance and support	58,834	52,596	173,089	157,712
Services	11,514	10,075	32,113	28,738
Total revenue	70,348	62,671	205,202	186,450
Cost of revenue:
Subscription	13,829	13,122	41,354	40,512
Maintenance and support	1,952	2,044	6,107	6,459
Total cost of subscription, maintenance and support	15,781	15,166	47,461	46,971
Services	11,829	10,886	35,151	31,977
Total cost of revenue	27,610	26,052	82,612	78,948
Gross profit	42,738	36,619	122,590	107,502
Operating expenses:
Selling and marketing	22,221	21,025	71,528	63,779
Research and development	23,303	19,467	71,171	60,846
General and administrative	13,395	11,935	41,561	35,581
Impairment of fixed assets	—	—	1,551	—
Loss from operations	(16,181)	(15,808)	(63,221)	(52,704)
Convertible debt interest and amortization	(1,576)	(1,576)	(4,728)	(4,728)
Other income (expense), net	4,158	(71)	3,738	219
Loss before income tax provision	(13,599)	(17,455)	(64,211)	(57,213)
Income tax provision	254	70	688	387
Net loss	$(13,853)	$(17,525)	$(64,899)	$(57,600)

Net loss per share:
Basic and diluted	$(0.31)	$(0.39)	$(1.44)	$(1.30)
Weighted average number of shares:
Basic and diluted	45,314	44,386	45,207	44,318

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating activities:
Net loss	$(13,853)	$(17,525)	$(64,899)	$(57,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,395	2,736	11,843	8,828
Amortization of debt issuance costs	373	373	1,119	1,119
Share-based compensation	10,626	8,634	32,617	25,410
Provision for doubtful accounts	(71)	(388)	(371)	(2,078)
Impairment of fixed assets	—	—	1,551	—
Gain on equity investment	(3,308)	—	(3,308)	—
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(11,341)	(1,398)	(4,900)	8,521
Deferred costs	598	887	730	2,296
Prepaid expenses and other assets	824	(698)	(571)	397
Operating lease right-of-use assets and liabilities	(808)	9	(1,925)	35
Accounts payable and other liabilities	1,282	(306)	2,911	593
Accrued liabilities	885	(338)	817	(539)
Accrued payroll and other employee benefits	1,756	3,190	(7,388)	215
Deferred revenue	651	(3,347)	9,838	(4,782)
Net cash used in operating activities	(8,991)	(8,171)	(21,936)	(17,585)
Investing activities:
Purchases of property and equipment	(76)	(347)	(845)	(2,432)
Purchase of equity securities	—	(2,169)	(169)	(2,670)
Net cash used in investing activities	(76)	(2,516)	(1,014)	(5,102)
Financing activities:
Proceeds from employee stock plans	1,279	1,515	2,722	3,111
Tax withholding related to net share settlement of stock awards	—	—	(212)	(352)
Payments of notes payable	—	(288)	—	(288)
Net cash provided by financing activities	1,279	1,227	2,510	2,471
Effect of foreign currency rates on cash	(566)	(224)	(289)	(276)
Net change in cash and cash equivalents	(8,354)	(9,684)	(20,729)	(20,492)
Cash and cash equivalents:
Beginning of period	215,178	318,326	227,553	329,134
End of period	$206,824	$308,642	$206,824	$308,642

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended September 30,		Quarter over Quarter	Nine Months Ended September 30,		Year over Year
	2022	2021	% change	2022	2021	% change
GAAP gross profit	$42,738	$36,619	17%	$122,590	$107,502	14%
Non-GAAP adjustments:
Amortization of acquisition-related intangibles	1,555	384		5,223	1,196
Share-based compensation	1,050	951		2,881	2,753
Non-GAAP gross profit	$45,343	$37,954	19%	$130,694	$111,451	17%

Non-GAAP gross margin	64.5%	60.6%		63.7%	59.8%

GAAP loss from operations	$(16,181)	$(15,808)	2%	$(63,221)	$(52,704)	20%
Non-GAAP adjustments:
Amortization of acquisition-related intangibles	2,221	845		7,793	2,597
Severance	—	—		1,508	—
Share-based compensation	10,626	8,634		32,617	25,410
Total Non-GAAP adjustments	12,847	9,479		41,918	28,007
Non-GAAP loss from operations	$(3,334)	$(6,329)	(47)%	$(21,303)	$(24,697)	(14)%

Non-GAAP loss from operations % of total revenue	(4.7)%	(10.1)%		(10.4)%	(13.2)%

GAAP net loss	$(13,853)	$(17,525)	(21)%	$(64,899)	$(57,600)	13%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting loss from operations	12,847	9,479		41,918	28,007
Amortization of debt issuance costs	373	373		1,119	1,119
Gain on equity investment	(3,308)	—		(3,308)	—
Tax impact related to non-GAAP adjustments	1,066	1,744		6,078	6,569
Non-GAAP net loss	$(2,875)	$(5,929)	(52)%	$(19,092)	$(21,905)	(13)%

Non-GAAP diluted loss per share	$(0.06)	$(0.13)		$(0.42)	$(0.49)

Shares used in computing non-GAAP loss per share	45,314	44,386		45,207	44,318

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of Subscription Items
Amortization of acquisition-related intangibles	1,555	384	5,223	1,183
Share-based compensation	174	182	510	508
Total cost of subscription items	$1,729	$566	$5,733	$1,691

Cost of Maintenance Items
Amortization of acquisition-related intangibles	—	—	—	13
Share-based compensation	109	131	298	362
Total cost of maintenance items	$109	$131	$298	$375

Cost of Services Items
Share-based compensation	767	638	2,073	1,883
Total cost of services items	$767	$638	$2,073	$1,883

Sales and Marketing Items
Amortization of acquisition-related intangibles	666	461	2,570	1,401
Severance	—	—	1,444	—
Share-based compensation	2,897	2,600	9,413	7,334
Total sales and marketing items	$3,563	$3,061	$13,427	$8,735

Research and Development Items
Share-based compensation	2,995	1,924	9,607	5,867
Total research and development items	$2,995	$1,924	$9,607	$5,867

General and Administrative Items
Severance	—	—	64	—
Share-based compensation	3,684	3,159	10,716	9,456
Total general and administrative items	$3,684	$3,159	$10,780	$9,456

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted EBITDA
GAAP Loss from Operations	$(16,181)	$(15,808)	$(63,221)	$(52,704)
Amortization of acquisition-related intangibles	2,221	845	7,793	2,597
Severance	—	—	1,508	—
Share-based compensation	10,626	8,634	32,617	25,410
Depreciation and other amortization	1,174	1,891	4,050	6,231
Adjusted EBITDA	$(2,160)	$(4,438)	$(17,253)	$(18,466)

Net cash used in operating activities	$(8,991)	$(8,171)	$(21,936)	$(17,585)
Purchase of property and equipment (excluding new headquarters)	(76)	(347)	(845)	(1,291)
Free Cash Flow	$(9,067)	$(8,518)	$(22,781)	$(18,876)

Guidance
	Q4 2022 Guidance		Full Year 2022 Guidance
	Low	High	Low	High
Adjusted EBITDA
GAAP Loss from Operations	$(24,100)	$(23,100)	$(87,300)	$(86,300)
Amortization of acquisition-related intangibles	2,000	2,000	9,700	9,700
Severance	5,000	5,000	6,500	6,500
Share-based compensation	10,700	10,700	43,400	43,400
Depreciation and other amortization	1,200	1,200	5,200	5,200
Adjusted EBITDA	$(5,200)	$(4,200)	$(22,500)	$(21,500)